Exhibit 99.1

TPG RE Finance Trust, Inc. Announces Retirement of Chief Financial Officer Bob Foley and Appointment of Brandon Fox as Interim Chief Financial Officer

September 15, 2025

NEW YORK—(BUSINESS WIRE) — TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) today announced that Robert (“Bob”) R. Foley, the Company’s chief financial officer, has decided to retire from TPG at the end of the year. He will become a senior advisor to TPG’s real estate credit business and transition his day-to-day duties to Brandon Fox, TRTX’s chief accounting officer, who will assume the role of interim chief financial officer of TRTX, effective October 1, 2025.

“On behalf of our board and entire team, I want to thank Bob for his leadership and unwavering commitment to TRTX. He has played a critical role in growing and expanding our business over the past ten years, and we wish him all the best in his well-deserved retirement,” said Doug Bouquard, Head of TPG Real Estate Credit and Chief Executive Officer of TRTX. “Brandon has deep financial expertise and knowledge of TRTX’s business, and we are confident he will seamlessly step into his expanded role as we continue to execute on our strategy and deliver results for our shareholders.”

“It has been an honor to help lead the TRTX platform. I am grateful to my colleagues across TPG’s real estate business for their dedication and partnership,” said Mr. Foley. “I am proud of our accomplishments and am confident that TRTX is well-positioned for continued success. I have worked closely with Brandon for many years and know he will be a valuable partner to the leadership team in his new role.”

Mr. Fox has served as TRTX’s chief accounting officer since January 2022. He has significant experience across corporate and asset acquisitions, SEC reporting and technical accounting matters, external and internal audit, and financial planning and analysis. Mr. Fox received an MBA with concentrations in corporate finance and strategy from the University of Chicago Booth School of Business and is a Certified Public Accountant (inactive) licensed in California.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, risks and uncertainties related to: the performance of the Company’s investments; global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, tariffs and international trade policies, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the chief financial officer transition, continuing to execute on our strategy and deliver for our shareholders and the Company’s continued success are forward-looking statements, and the Company cannot assure you that the Company will achieve such results. The ability of the Company to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this press release. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future results.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

Source: TPG RE Finance Trust, Inc.